EXHIBIT 10.6

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is made as of November 19, 2002 by and among Richard A. Wall, an individual ("Wall"), on the one hand, and US Global Aerospace, Inc., a publicly traded Delaware corporation (formerly, Caring Products International, Inc.) (OTCBB: USGA) ("USGA"), its wholly owned subsidiary USDR Global Aerospace, Ltd., a Delaware corporation ("Global"), and USDR Aerospace, Ltd, a Texas limited partnership ("Aerospace") (USGA, Global and Aerospace are sometimes referred to hereinafter collectively as the "USGA Parties"), on the other hand. USGA, Global, Aerospace and Wall are sometimes referred to hereinafter collectively as the "Parties", and each, individually, as a "Party").

                                    RECITALS

         A. From March 28, 2002 up to and including July 18, 2002, Wall loaned the USGA Parties a total of $475,000 (the "Wall Personal Loan"), in several installments as set forth on Schedule I attached hereto.

         B. Wall and USGA are the parties to that certain Consulting Services Agreement dated as of May 15, 2002 (the "Consulting Agreement"), pursuant to which USGA issued 1,000,000 shares of USGA common stock to Wall pursuant to USGA's 2001 Employee Stock Compensation Plan, registered on Form S-8 with the Securities and Exchange Commission (the "S-8 Shares").

         C. From May 15, 2002 until the present, Wall sold 495,000 of the S-8 Shares to Dawn Van Zandt ("Van Zandt"), ECON Investor Relations Inc. ("ECON"), and/or one or more clients of ECON (Van Zandt, ECON and all of ECON's clients, nominees and agents are hereinafter referred to collectively as the "ECON Parties"), and subsequently agreed to transfer an additional 100,000 shares in the aggregate to the ECON Parties as a result of a significant diminution in the market value of USGA's common stock.

         D. In addition to the Wall Personal Loan, from May 23, 2002 up to and including June 20, 2002, Wall loaned the USGA Parties $300,000, and directed the ECON Parties to wire transfer to the USGA Parties (i) $50,000 on May 23, 2002,
(ii) $45,000 on July 26, 2002, and (iii) $100,000 on August 14, 2002 (all of the
foregoing funds are hereinafter referred to collectively as the "ECON Sales Proceeds").

         E. USGA alleges that, notwithstanding the foregoing, Wall has certain executory obligations to USGA that Wall is presently unable to perform.

         F. The USGA Parties and Wall have agreed to settle all disputes arising from the foregoing facts in the manner set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

         1. Termination of Consulting Agreement. At the Closing (as hereinafter defined), the Consulting Agreement shall be terminated, rescinded and cancelled in its entirety and of no further force or effect.

         2. Issuance of USGA Restricted Shares to Wall. At the Closing, USGA shall issue and Wall shall accept 1,002,772 restricted shares of USGA common stock (the "Wall Restricted Shares"), in full and final satisfaction of the Wall Personal Loan and any and all interest accrued thereon (a conversion of debt and interest at $0.50 per share).

         3. Closing; Conditions Precedent. The consummation of the transactions contemplated by this Agreement (the "Closing"), and the obligations of the Parties hereunder, shall be contingent on the following conditions precedent:

         a.       This Agreement shall be fully executed by all Parties.

         b. Wall shall deliver a release of the USGA Parties by the ECON Parties acceptable to USGA.

         c. USGA shall execute and deliver transfer instructions as to the issuance of the Wall Restricted Shares.

         d.       The  USGA  Parties   shall  have  entered  into  a  settlement
                  agreement with Live Oak Capital, LLC and related parties acceptable to USGA.

         4. Releases.

                  (a) Wall hereby, for himself, his past and present employees, agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns, forever discharges and releases each of the USGA Parties and each of their respective past and present employees, officers, directors, agents, attorneys, insurers, representatives (including, without limitation, John Robinson), affiliates, assigns, subsidiaries, parents, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the Consulting Agreement, that certain Agreement and Plan of Share Exchange, dated as of May 15, 2002, by and among USGA, Global and the stockholders of Global (the "Share Exchange Agreement"), and any ancillary agreement or instrument entered into pursuant thereto, the ECON Sales Proceeds, and any and all other matters of any nature whatsoever, including without limitation any and all past, present, pending or threatened litigation.


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

                  (b) Each of the USGA Parties hereby, for itself, and its past and present employees, officers, directors, agents, representatives, parents, subsidiaries, controlled entities and affiliates, successors and assigns, forever discharges and releases Wall and each of his past and present employees, agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the Consulting Agreement, the Share Exchange Agreement, and any ancillary agreement or instrument entered into pursuant thereto, and any and all other matters of any nature whatsoever, including without limitation any and all past, present, pending or threatened litigation.

                  (d) Each of the Parties understands and agrees that the releases set forth above extend to all claims of every kind, nature and description whatsoever, known or unknown, suspected or unsuspected. Each of the Parties understands and acknowledges that he/it is familiar with and expressly waives and relinquishes every right or benefit he/it has or may have under the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         5. Indemnification. Wall shall indemnify each of the USGA Parties and each of their respective past and present employees, officers, directors, agents, attorneys, insurers, representatives (including, without limitation, John Robinson), assigns, subsidiaries, parents, predecessors, successors and related entities from any and all third-party claims for brokerage or other fees arising out of or in connection with the transactions contemplated by the Share Exchange Agreement, and any alleged claims or consequential damages resulting from any alleged non-payment thereof.

         6. No Disparagement. Each Party hereby agrees to refrain from any communication with any other person, entity, regulatory body or governmental authority which in any way disparages or defames any other Party, unless such communication is required in response to a valid order by a court of competent jurisdiction or other governmental or regulatory body, or as otherwise required by applicable law.

         7. Confidentiality. This Agreement and the terms and conditions hereof shall at all times be kept strictly confidential by the Parties, except to the extent disclosure of the same is required in response to a valid order by a court of competent jurisdiction or other governmental or regulatory body, or as otherwise required by applicable law.



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

         8. Entire Agreement. This Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Agreement.

         9. Waiver. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto; and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on any subsequent occasion unless clear and express notice thereof in writing is provided.

         10. Applicable Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of California, and any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Los Angeles, State of California.

         11. Advice of Counsel. The Parties represent that prior to the execution of this Agreement they had the opportunity to seek the benefit of independent legal counsel of their own selection regarding the substance of this Agreement. The Parties acknowledge and agree that the law firm Pollet, Richardson & Patel has not represented any Party other than USGA and Global in connection with the negotiation, preparation, execution and delivery of this Agreement.

         12. No Liability. This Agreement is executed by the Parties hereto for the sole purpose of settling the matters described herein, and it is expressly understood and agreed, as a condition hereof, that this Agreement should not constitute nor be construed to be an admission of the truth or correctness of any claim asserted.

         13. Warranties. The Parties, and each of them, warrant: (i) that no other person or entity had or has or claims, any interest in any of the claims, demands, causes of action, or damages covered in this Agreement; (ii) that they, and each of them, have the sole right and exclusive authority to execute this Agreement; and (iii) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, all of which together constitute one single document.

         15. Facsimile Signatures. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

                            [SIGNATURE PAGES FOLLOW]


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



         IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement and Mutual Release as of the day and year first written above.



                      ----------------------------------------------
                      RICHARD A. WALL, an individual



                      US GLOBAL AEROSPACE, INC., a Delaware corporation

                      By:  ________________________________
                      Name:  John Robinson
                      Title:   Chief Executive Officer

                      USDR GLOBAL AEROSPACE, LTD., a Delaware corporation

                      By:  ________________________________
                      Name:  John Robinson
                      Title:   Chief Executive Officer

                      USDR AEROSPACE, LTD., a Texas limited partnership

                      By:  United States Defense Research, L.C.
                      Its:  General Partner

                               By:  ___________________________
                               Name:  John Robinson
                               Title:


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